Execution Copy

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ACCORDINGLY, MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AVAILABLE EXEMPTION FROM THE REGISTATION REQUIREMENTS OF THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS CONFIRMED BY AN OPINION OF COUNSEL IN GENERALLY ACCEPTABLE FORM, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

TARONIS TECHNOLOGIES, INC.

Convertible Debenture

Issuance Date: May 3, 2019	Original Principal Amount:	$1,500,000
No. TRNX-1

FOR VALUE RECEIVED, TARONIS TECHNOLOGIES, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of YA II PN, LTD. or registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), on any Installment Date with respect to the Installment Amount due on such Installment Date (each, as defined herein), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon any Installment Date or the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Debenture (including all Convertible Debentures issued in exchange, transfer or replacement hereof, this “Debenture”) is issued pursuant to the Securities Purchase Agreement. Certain capitalized terms used herein are defined in Section (15).

(1) GENERAL TERMS

(a) Payment of Principal. On each Installment Date, the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in accordance with Section 3. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest. The “Maturity Date” shall be November 3, 2019. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal at any time.

(b) Interest. Interest shall accrue on the outstanding Principal at an annual rate equal to 6% (“Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder shall be paid on each Installment Date and on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures at the option of the Company in cash, or, provided that the Equity Conditions are then satisfied converted into Common Stock at the Market Conversion Price on the Trading Day immediately prior to the date paid.

(2) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events which after notice to the Company remain uncured for a period of 3 business days after such notice if an Event of Default under 2(a)(i), 2(a)(v) and 2(vi) herein and 5 business days after such notice for all other Events of Default under Section 2(a) (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) the Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Debenture or any other Transaction Document;

(ii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other liquidation proceedings which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 61 days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts in the aggregate grater that $1,000,000 generally as they become due unless disputed by the Company in good faith; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing. For the sake of clarity, any action or proceeding instituted in reliance upon the exchange provisions afforded by Section 3(a)(10) of the Securities Act shall not constitute and Event of Default.

(iii) The Company or any subsidiary of the Company shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, unless the Company is contesting such obligations in good faith;

(iv) The Common Stock ceases to be so quoted or listed for trading for trading on the Trading Market (as defined in the Securities Purchase Agreement) for a period of 5 consecutive Trading Days;

(v) The Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within 3 Business Days after the applicable Conversion Failure or (B) notice, written or oral, to any holder of the Debenture, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of the Debenture into shares of Common Stock that is tendered in accordance with the provisions of the Debentures;

(vi) The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within 3 Business Days after such payment is due;

(vii) The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) through 2(a)(vi) hereof) or any Transaction Documents (as defined in Section 17) which is not cured within the time prescribed.

(viii) any Event of Default occurs with respect to any Transaction Document.

2

(b) During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred, the full unpaid Principal amount of this Debenture, together with Interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election, immediately due and payable in cash or shares of Common Stock at the Market Conversion Price. In addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture at any time after an Event of Default at the Market Conversion Price. Except as provided for herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may if such Event of Default remains uncured after notice as may be provided for in the Transaction Documents immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(3) COMPANY INSTALLMENT IN CASH, CONVERSION AND OPTIONAL REDEMPTION.

(a) General. On each applicable Installment Date, the Company shall pay the Installment Amount by either (i) converting such Installment Amount into shares of Common Stock of the Company (a “Company Conversion Payment”) in accordance with this Section 3, provided that there is not then an Equity Conditions Failure, nor is the Company Installment Conversion Payment Limitation exceeded, (ii) paying to the Holder of this Debenture a cash amount equal to the Installment Amount plus the applicable Cash Payment Premium (collectively, a “Company Cash Payment”), or (iii) electing a combination of a Company Conversion Payment and a Company Cash Payment so long as all of the outstanding applicable Installment Amount shall be paid (whether in cash or converted into shares of the Company’s Common Stock as provided for herein) subject to the provisions of this Section 3.

(b) On or prior to the date which is the 3rd Trading Day prior to each Installment Date (each, an “Installment Notice Date”), the Company shall deliver written notice in the form attached as Exhibit I hereto (each, a “Company Installment Notice”) to the Holder which Company Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of the Holder’s Debenture shall be converted in whole pursuant to a Company Conversion Payment (such amount to be converted, the “Company Conversion Amount”), or (B) (1) specify the portion of the applicable Installment Amount (including Interest and the applicable Cash Payment Premium) which the Company elects to pay in cash, or is required to pay in cash in accordance with the provisions of this Debenture, pursuant to a Company Cash Payment (the “Company Cash Amount”) and (2) the portion of the applicable Installment Amount (including Interest) that the Company elects to convert pursuant to a Company Conversion Payment, which amounts when added together must equal the applicable Installment Amount and (ii) if the Installment Amount is to be paid, in whole or in part, pursuant to a Company Conversion Payment, certify that there is not then an Equity Conditions Failure as of the date of the Company Installment Notice.

If the Company does not timely deliver a Company Installment Notice in accordance with this Section 3, then the Company shall be deemed to have delivered an irrevocable Company Installment Notice confirming a Company Conversion Payment and shall be deemed to have certified that there is not then an Equity Conditions Failure in connection with any such conversion. The Company Conversion Amount (whether set forth in the Company Installment Notice or by operation of this Section 3) shall be converted in accordance with Section 3(c) and the Company Cash Amount shall be paid in accordance with Section 3(d).

(c) Mechanics of Company Conversion Payment. Subject to Section 3(e), if the Company delivers a Company Installment Notice and elects, or is deemed to have elected, in whole or in part, a Company Conversion Payment, then the applicable Company Conversion Amount shall be converted as of the applicable Installment Date by converting such Company Conversion Amount at the Market Conversion Price; provided that the Equity Conditions are then satisfied and the Company Installment Conversion Payment Limitation is not exceeded on such Installment Date (unless waived in writing by the Holder). Such shares of the Company’s Common Stock to be delivered in connection with such Company Conversion Payment shall be issued in accordance with Section 4(e)(ii) herein.

3

If the Equity Conditions are not satisfied or if the Company Installment Conversion Payment Limitation is exceeded on such Installment Date (unless waived in writing by the Holder), then at the option of the Holder designated in writing to the Company, the Holder may require the Company to redeem all or any part of the unconverted Company Conversion Amount designated by the Holder (such designated amount is referred to as the “Unconverted Installment Amount”) and the Company shall pay to the Holder within 3 days of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to such Unconverted Installment Amount. If the Company fails to redeem any Unconverted Installment Amount by the 3rd day following the applicable Installment Date, then the Holder shall have all rights under this Debenture (including, without limitation, such failure constituting an Event of Default). Notwithstanding anything to the contrary in this Section 3(c), until the Company delivers Common Stock representing the Company Conversion Amount to the Holder, the Company Conversion Amount may be converted by the Holder into Common Stock pursuant to Section 4. In the event that the Holder elects to convert the Company Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Conversion Amount so converted shall be deducted from the Installment Amount relating to the applicable Installment Date as set forth in the applicable Conversion Notice.

(d) Mechanics of Company Cash Payment. If the Company elects a Company Cash Payment in accordance with Section 3(b), then the Company Cash Amount, if any, which is to be paid to the Holder on the applicable Installment Date shall be paid by the Company on such Installment Date, to the Holder by wire transfer of immediately available funds, in an amount in cash equal to the Installment Amount being repaid in cash, plus the Cash Payment Premium of the Principal portion of such Installment Amount, plus accrued and unpaid Interest. If the Company fails to deliver to the Holder via wire transfer the Company Cash Amount on the applicable Installment Date then at the option of the Holder designated in writing to the Company (any such designation, “Conversion Notice” for purposes of this Debenture), the Holder may require the Company to convert all or any part of the Company Cash Amount into shares of Common Stock of the Company at the Market Conversion Price. Conversions required by this Section 3(d) shall be made in accordance with the provisions of Section 4(d). Notwithstanding anything to the contrary in this Section 3(d), until the Company Cash Amount is paid in full, the Company Cash Amount may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 4. In the event the Holder elects to convert all or any portion of the unpaid Company Cash Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Cash Amount so converted shall be deducted from the Installment Amount relating to the applicable Installment Date as set forth in the applicable Conversion Notice.

(e) Deferred Installment Amount. Notwithstanding any provision of this Section 3 to the contrary, the Holder may, at its option and in its sole discretion, deliver a written notice to the Company on or prior to any Installment Notice Date electing to have the payment of all or any portion of an Installment Amount payable on such Installment Date deferred to the Maturity Date.

(f) Cancellation of Installment Amount. Notwithstanding any provision of this Section 3 to the contrary, in the event that the VWAP of the Common Stock equals or exceeds 110% of the Fixed Conversion Price, as quoted by Bloomberg, LP, for each of the 5 consecutive Trading Days immediately preceding the Installment Notice Date and no Event of Default has occurred then the Installment Amount payable on such Installment Date may be deferred to the Maturity Date, at the discretion of the Company.

(g) Company’s Cash Redemption. The Company at its option shall have the right to redeem (a “Redemption”), in part or in whole, outstanding Principal and Interest under this Debenture in addition to any Installment Amount payments prior to the Maturity Date provided that as of the date of the Holder’s receipt of a Redemption Notice (as defined herein) (i) the VWAP of the Company’s Common Stock is less than the Fixed Conversion Price and (ii) there is no Equity Conditions Failure. The Company shall pay an amount equal to the Principal amount being redeemed plus an amount equal to the Redemption Premium plus outstanding and accrued Interest. In order to make a Redemption pursuant to this Section, the Company shall first provide 3 business days advanced written notice to the Holder of its intention to make a redemption (the “Redemption Notice”) setting forth the amount of Principal and Interest it desires to redeem plus the applicable Redemption Premium (the “Redemption Amount”). After receipt of the Redemption Notice the Holder shall have 2 Business Days to elect to convert all or any portion of this Debenture, subject to the limitations set forth in Section 4(f). On the 4th Business Day after the Redemption Notice, the Company shall deliver to the Holder via wire transfer of immediately available funds the Redemption Amount with respect to the Principal Amount and Interest redeemed after giving effect to conversions by the Holder effected during the 1 Business Day period.

4

(4) CONVERSION OF DEBENTURE. This Debenture shall be convertible into shares of the Company’s Common Stock, on the terms and conditions set forth in this Section 4.

(a) Conversion Right. Subject to the provisions of Section 4(f), at any time or times on or after the Issuance Date and notwithstanding any pending Company Cash Payment, Company Conversion Payment or Redemption, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 4(e)(i), at the Fixed Conversion Price. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 4(a) shall be determined by dividing (x) such Conversion Amount by (y) the Fixed Conversion Price (the “Conversion Rate”). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) “Conversion Amount” means the portion of the Principal and accrued Interest to be converted, redeemed or otherwise with respect to which this determination is being made.

(c) “Fixed Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $0.70, subject to adjustment as provided herein. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction.

(d) “Market Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, 85% of the lowest VWAP of the Company’s Common Stock during the 10 Trading Days immediately preceding the Conversion Date. All such prices used in such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction.

(e) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit II (the “Conversion Notice”) to the Company and (B) if required by Section 4(e)(iv), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the 3rd Business Day following (i) the date of receipt of a Conversion Notice or (ii) an Installment Date if the Company has delivered a Company Installment Notice pursuant to which a Company Conversion Payment will be made (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock pursuant to the Securities Purchase Agreement and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its DWAC system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to the Securities Purchase Agreement. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than 3 Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission pursuant to the notice delivery provisions in Section 7 herein of a Conversion Notice.

5

(ii) Company’s Failure to Timely Convert. Company shall issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon each conversion of any Conversion Amount within 3 Trading Days after the Company’s receipt by electronic mail of a copy of a Conversion Notice or an Installment Date if the Company has delivered a Company Installment Notice pursuant to which a Company Installment Conversion Payment will be made. If the Company fails to deliver such shares within 3 Trading Days, unless such delivery failure results from a failure of the Company’s transfer agent to issue such shares as a result of an act of terrorism, war, natural disaster, act of god or other force majeure event, (a “Conversion Failure”), and if on or after a Conversion Failure the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within 3 Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.

(f) Limitations on Conversions.

(i) Beneficial Ownership. The Holder shall not have the right to convert any portion of this Debenture or otherwise receive shares of Common Stock hereunder to the extent that after giving effect to such conversion or receipt of such shares, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 4(a) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

6

(ii) Principal Market Limitation. The Company shall not issue any shares of Common Stock pursuant to the terms of this Debenture if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock that the Company may issue upon conversion of the Debenture in compliance with the Company’s obligations under the rules or regulations of the Nasdaq Capital Market (“Trading Market”) (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Trading Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, the Holder shall not be issued in the aggregate shares of Common Stock upon conversion of the Debentures in an amount greater than the product of (i) the Exchange Cap as of the issuance date multiplied by (ii) the quotient of (1) the initial principal amount of this Debenture divided by (2) the initial principal amount of all other debentures issued pursuant to the Securities Purchase Agreement (the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s Debentures, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation with respect to such portion of such Debentures so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee.

(g) Other Provisions.

(i) The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Debenture; and within 3 Business Days following the receipt by the Company of a Holder’s notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

(ii) All calculations under this Debenture shall be rounded to the nearest $0.0001 or whole share.

(h) Adjustment of the Fixed Conversion Price upon Subdivision or Combination of Common Stock. If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of its Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Fixed Conversion Price, as applicable, shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(h) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(5) REISSUANCE OF THIS DEBENTURE.

(a) Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will, subject to the satisfaction of the transfer provisions of the Securities Purchase Agreement, forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 5(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 5(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section 4(c)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

7

(b) Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 5(d)) representing the outstanding Principal.

(c) Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 5(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 5(a) or Section 5(c), the Principal designated by the Holder which, when added to the principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date to the date the Debenture is reissued.

(6) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon: (i) receipt, when delivered personally, (ii) 1 Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same, or (iii) receipt, which shall mean the next Business day if such notice is sent after 5:00pm EST, when sent by electronic mail (provided that the electronic mail transmission is not returned in error or the sender is not otherwise notified of any error in transmission. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	Taronis Technologies, Inc.
11885 44th Street North
Clearwater, Florida 33762
Attention: Tyler B. Wilson, Esq.
Email: tylerwilson@taronistech.com

If to the Holder:	YA II PN, Ltd. c/o Yorkville Advisors Global, LP
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Email: mangelo@yorkvilleadvisors.com

With a copy to:	David Gonzalez, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
Email: Legal@yorkvilleadvisors.com

or at such other address and/or electronic email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s computer containing the time, date, recipient’s electronic mail address and the text of such electronic mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

8

(7) Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder (which shall include combining (by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares); (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents or as may be required pursuant to the Company’s convertible loans outstanding as of the date hereof, or as long as there is not in existence any uncured Event of Default, as may be permitted pursuant to the Company’s convertible loans; or (iii) enter into any agreement with respect to any of the foregoing.

(8) This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

(9) This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

(10) If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all reasonable fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(11) Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

(12) If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

9

(13) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(14) THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

(15) CERTAIN DEFINITIONS For purposes of this Debenture, the following terms shall have the following meanings:

(a) “Bloomberg” means Bloomberg Financial Markets.

(b) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(c) “Cash Payment Premium” means with regard to any Installment Amount being paid in cash an amount equal to 15% of the of the Installment Amount.

(d) “Closing Bid Price” means the price per share in the last reported trade of the Common Stock on the Trading Market or on the exchange which the Common Stock is then listed as quoted by Bloomberg.

(e) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(f) “Commission” means the Securities and Exchange Commission.

(g) “Common Stock” means the common stock, par value $0.001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

(h) “Company Installment Conversion Payment Limitation” means 300% of the average daily dollar trading volume, as quoted by Bloomberg, LP of the Company’s Common Stock over the 10 consecutive Trading Day period immediately preceding an Installment Notice.

(i) “Eligible Market” means any of the NASDAQ Capital Market, NASDAQ Global Market the New York Stock Exchange, the NYSE MKT, or the OTC Markets, and any successor to any of the foregoing markets or exchanges.

10

(j) “Equity Conditions” means that each of the following conditions is satisfied: (i) on each day during the period beginning 2 weeks prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), either (x) the Underlying Shares Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all applicable shares of Common Stock to be issued in connection with the event requiring determination or (y) all applicable shares of Common Stock to be issued in connection with the event requiring determination shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) during the Equity Conditions Measuring Period, the Company shall have delivered Conversion Shares with respect to any prior conversions of the Debenture, if any, to the Holder on a timely basis as set forth in Section 4(e)(ii) hereof; (iii) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 4(f) hereof and the rules or regulations of the Trading Market; (iv) during the Equity Conditions Measuring Period, there shall not have occurred) an Event of Default; and (v) the Company shall have no knowledge of any fact that would (x) cause the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all applicable shares of Common Stock to be issued in connection with the event requiring determination (y) cause any applicable shares of Common Stock to be issued in connection with the event requiring determination not to be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws, or (z) prevent the shares of Common Stock to be issued in connection with the event requiring determination from being designated for quotation on the Trading Market.

(k) “Equity Conditions Failure” means that on any applicable date the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Installment Amount” means with respect to any Installment Date, $500,000 of Principal of this Debenture, plus accrued and outstanding Interest. In the event the Holder shall sell or otherwise transfer any portion of this Debenture, the transferee shall be allocated a pro rata portion of each unpaid Installment Amount hereunder. In the event that the Holder is the holder of more than one Debenture of this series of Convertible Debentures issued pursuant to the Securities Purchase Agreement, then the Holder shall have the right to allocate the total Installment Amount due to it among the Debentures as it sees fit and shall notify the Company of such allocation.

(n) “Installment Date” means each of the following dates: (i) September 3, 2019, (ii) October 3, 2019, and (iii) November 3, 2019.

(o) “Original Issue Date” means the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

(p) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(q) “Redemption Premium” means 15% of the Principal amount.

(r) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(s) “Securities Purchase Agreement” means the Securities Purchase Agreement dated May 3, 2019 by and among the Company and the Investor.

(t) “Trading Day” means a day on which the shares of Common Stock are quoted on the Trading Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

(u) “Trading Market” shall have the meaning set forth in the Securities Purchase Agreement.

(v) “Transaction Documents” means the Securities Purchase Agreement or any other agreement delivered in connection with the Securities Purchase Agreement, including, without limitation, the Irrevocable Transfer Agent Instructions and the Registration Rights Agreement.

(w) “Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

(x) “Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

(y) “VWAP” means, for any security as of any date, the daily dollar volume-weighted average price for such security as reported by Bloomberg, LP through its “Historical Price Table Screen (HP)” with Market: Weighted Ave function selected.

[Signature Page Follows]

11

IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
TARONIS TECHNOLOGIES, INC.

By:	/s/ Scott Mahoney
Name:	Scott Mahoney
Title:	Chief Executive Officer

EXHIBIT I

COMPANY INSTALLMENT NOTICE

Date: __________________

VIA E-MAIL: trading@yorkvilleadvisors.com and dfine@yorkvilleadvisors.com

This letter shall serve as Company Instalment Notice by Taronis Technologies, Inc. (the “Company”) in accordance with Clause 3(b) of the Convertible Debentures (the “Debentures”) issued to YA II PN, Ltd (the “Holder”). Unless otherwise specified, capitalized terms used in this letter shall have the meaning assigned to them in the Debentures.

Applicable Instalment Date:	___________

Debenture Number:	TRNX-1

Principal Amount:	$ 500,000

Accrued and unpaid Interest:	$

Applicable Cash Payment Premium:[1]	$

Company Cash Payment

Portion of Applicable Instalment Amount which the Company elects to pay in cash (or is required to pay in cash in accordance with the provisions of the Debenture) pursuant to a Company Cash Payment:

Debenture Number:	TRNX-1

Principal Amount:	$

Accrued and unpaid Interest:	$

Applicable Cash Payment Premium:	$

Total Company Cash Amount:	$

Company Conversion Payment

Portion of Applicable Instalment Amount which the Company elects to convert pursuant to a Company Conversion Payment:

Debenture Number:	TRNX-1

Principal Amount:	$

Accrued and unpaid Interest:	$

Total Company Conversion Amount:	$

If the Company is electing to pay any part of the Instalment Amount pursuant to a Company Conversion Payment above, then:

(a)	the Company hereby certifies that there no Equity Conditions Failure as of the date of this Company Instalment Notice, and

(b)	the applicable Company Conversion Amount shall be converted as of the applicable Instalment Date by converting on such Instalment Date the Company Conversion Amount at the Market Conversion Price[2]; provided that the Equity Conditions are then satisfied (or waived in writing by the Holder) and the Company Instalment Conversion Payment Limitation[3] is not exceeded on such Instalment Date.

If the Company is electing a Company Cash Payment, then the Company Cash Amount shall be paid by the Company on the Instalment Date to the Holder by wire transfer of immediately available funds to the Holder.

TARONIS TECHNOLOGIES, INC.

By:
Name:	Scott Mahoney
Title:	Chief Executive Officer

1 Cash Payment Premium means with regard to any Instalment Amount being paid in cash an amount equal to an amount equal to 15% of the of the Instalment.

2 Market Conversion Price means 85% of the lowest VWAP of the Company’s Common Stock during the 10 Trading Days immediately preceding the Conversion Date.

3 Company Instalment Conversion Payment Limitation means 300% of the average daily dollar trading volume, as quoted by Bloomberg, LP of the Company’s Common Stock over the 10 consecutive Trading Day period immediately preceding an Instalment Notice.

EXHIBIT II

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert $ ______________________ of the principal amount of Debenture No. TRNX-1 into Shares of Common Stock of TARONIS TECHNOLOGIES, INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:	_________________________________________________________

Conversion Amount to be converted:	$________________________________________________________

Applicable Conversion Price:	$________________________________________________________

Number of shares of Common Stock to be issued:	_________________________________________________________

Principal Amount of Debenture Unconverted:	$

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:	_________________________________________________________

Name:	_________________________________________________________

Title:	_________________________________________________________

Broker DTC Participant Code:

Account Number: